Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$309,414
Unrealized Gain (Loss) on Market Value of Futures	(353,934)
Dividend Income	88
Interest Income	104
Total Income (Loss)	$(44,328)

Expenses
General Partner Management Fees	$3,455
SEC & FINRA Registration Expense	600
Brokerage Commissions	352
NYMEX License Fee	86
Non-interested Directors' Fees and Expenses	62
Prepaid Insurance Expense	58
Other Expenses	9,762
Total Expenses	14,375
Expense Waiver	(9,221)
Net Expenses	$5,154
Net Income (Loss)	$(49,482)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/12	$7,086,904
Net Income (Loss)	(49,482)

Net Asset Value End of Month	$7,037,422
Net Asset Value Per Unit (200,000 Units)	$35.19

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2012 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612